Exhibit 99.1

Release No. 0407-04       FOR IMMEDIATE RELEASE

April 24, 2007

RAYMOND JAMES FINANCIAL, INC.
ANNOUNCES SECOND QUARTER RESULTS

ST. PETERSBURG, Fla. - Raymond James Financial, Inc. today reported a 3 percent decrease over the prior year’s quarterly unaudited net income to $59,715,000, or $0.50 per diluted share, for the second quarter ended March 31, 2007. In comparison, the firm earned $61,531,000, or $0.53 per diluted share, for fiscal 2006’s second quarter. Net revenues increased 5 percent to $625,719,000, while gross revenues grew 12 percent to $738,271,000.
Unaudited net income for the first half of fiscal 2007 was reported at $119,110,000, up 12 percent from 2006’s $106,640,000, while net revenues for the period increased 9 percent to $1,229,619,000 from $1,125,593,000 the previous year. Diluted earnings per share were $1.00, up from $0.93 for last year’s comparable period.
“At first blush, our second quarter net income appears to be down 3 percent from last year’s comparable quarter, implying lackluster performance. However, as reported in last year’s report for the March quarter, 2006 quarterly earnings were favorably impacted by $0.09 per diluted share from non-operating sources, specifically the sale of three seats on the New York Stock Exchange and one seat on the Montreal Exchange. During this year’s second quarter, we benefited from the sale of our joint venture in India and the sale of our Delta airplane lease, which we had written off. Thus, adjusting for these non-recurring events, earnings per diluted share increased approximately 10 percent on an 8 percent increase in net revenues,” stated Chairman and CEO Thomas A. James.
“Although Capital Markets’ revenues declined 13 percent from last year’s comparable quarter, this loss of revenues was more than offset by the 13 percent revenue increase in our largest business segment, the Private Client Group. Asset Management and Raymond James Bank revenues grew 26 percent and 149 percent, respectively. Given the erratic performance of the equity markets in the quarter, I would characterize the results as acceptable,” continued James.
“During the first part of the third fiscal quarter, the equity markets have staged a surprisingly good rally based primarily on better than expected corporate earnings and the high rate of taking public companies private by private equity funds, which both reduces the total float of public companies and demonstrates the value of those acquired companies. Accordingly, retail commission and investment activity have accelerated, implying favorable conditions for the securities industry, at least in the near term.”
The company will conduct its quarterly conference call Tuesday, April 24, at 4:15 p.m. EDT. The telephone number is 800-773-5520. The call will also be available on demand on the company’s Web site, raymondjames.com, under “About Our Company,” “Investor Relations,” “Financial Reports,” “Quarterly Analyst Conference Call.” The subjects to be covered may also include forward-looking information. Questions may be posed to management by participants on the call, and in response the company may disclose additional material information.
Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., have more than 4,650 financial advisors serving approximately 1.6 million accounts in 2,200 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $198 billion, of which $33.9 billion are managed by the firm’s asset management subsidiaries.
To the extent that Raymond James makes or publishes forward-looking statements (regarding economic conditions, management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters), a variety of factors, many of which are beyond Raymond James’ control, could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors are described in Raymond James’ 2006 annual report or Form 10-K, which is available on raymondjames.com and sec.gov.

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Release No. 0407-04       Raymond James Financial, Inc.

Raymond James Financial, Inc.
Unaudited Report
For the second quarter ended March 31, 2007
(all data in thousands, except per share earnings)

	Second Quarter			Six Months
	2007	2006	% Change	2007	2006	% Change
Gross revenues	$738,271	$660,023	12%	$1,447,900	$1,238,420	17%
Net revenues	625,719	596,007	5%	1,229,619	1,125,593	9%
Net income	59,715	61,531	(3%)	119,110	106,640	12%

Net income per share - diluted	0.50	0.53	(6%)	1.00	0.93	8%

Weighted average common and common
equivalent shares outstanding - diluted	118,687	116,412		118,258	115,046

	Balance Sheet Data

	March	December	September	March
	2007	2006	2006	2006
Total assets	$ 14.2 bil.	$ 12.3 bil.	$ 11.5 bil.	$10.1 bil.
Shareholders' equity	$1,602 mil.	$1,529 mil.	$1,464 mil.	$1,380 mil.
Book value per share	$13.79	$13.28	$12.83	$11.88

	Management Data
		Quarter Ended
	March	December	September	March
	2007	2006	2006	2006
Total financial advisors:
United States	4,320	4,356	4,446	4,544
Canada	338	331	326	314

# Lead managed/co-managed:
Corporate public offerings in U.S.	20	27	22	21
Corporate public offerings in Canada	5	5	3	5

Financial assets under management	$33.9 bil.	$33.9 bil.	$31.8 bil.	$31.2 bil.

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Release No. 0407-04       Raymond James Financial, Inc.

	March	December	September	March
	2007	2006	2006	2006

Client Assets	$ 198 bil.	$ 193 bil.	$ 182 bil.	$ 167 bil.
Client Margin Balances	$1,408 mil.	$1,391 mil.	$1,363 mil.	$1,335 mil.

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2007	2006	2007	2006
Revenues:
Private Client Group	$ 473,216	$ 416,905	$ 922,349	$ 792,650
Capital Markets	106,671	122,188	227,125	228,792
Asset Management	64,683	51,330	122,830	101,330
RJBank	56,377	22,664	106,779	40,518
Emerging Markets	16,653	12,040	28,450	25,849
Stock Loan/ Borrow	14,652	14,139	29,711	25,755
Other	6,019	20,757	10,656	23,526
Total	$ 738,271	$ 660,023	$1,447,900	$1,238,420

Pre-tax Income:
Private Client Group	$ 51,359	$ 38,531	$ 105,369	$ 75,342
Capital Markets	10,737	22,085	27,451	36,660
Asset Management	16,700	11,103	31,455	22,117
RJBank	9,794	2,225	16,233	5,426
Emerging Markets	3,669	1,353	4,605	3,563
Stock Loan/ Borrow	1,378	2,324	1,574	4,548
Other	(682)	17,689	34	18,989
Pre-tax Income	$ 92,955	$ 95,310	$186,721	$166,645

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RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
Quarter-to-Date
(in thousands, except per share amounts)
	Three Months Ended
	March 31,	March 31,	%	Dec. 31,	%
	2007	2006	Change	2006	Change
Revenues:
Securities commissions and fees	$ 418,292	$ 395,009	6%	$ 400,865	4%
Investment banking	38,025	38,856	(2%)	41,839	(9%)
Investment advisory fees	50,597	43,486	16%	50,136	1%
Interest	164,812	106,622	55%	158,224	4%
Net trading profits	3,091	8,189	(62%)	6,293	(51%)
Financial service fees	31,432	28,306	11%	29,966	5%
Other	32,022	39,555	(19%)	22,306	44%

Total Revenues	738,271	660,023	12%	709,629	4%
Interest Expense	112,552	64,016	76%	105,729	6%
Net Revenues	625,719	596,007	5%	603,900	4%

Non-Interest Expenses:
Compensation, commissions and benefits	428,894	399,645	7%	408,509	5%
Communications and information processing	28,278	26,698	6%	25,974	9%
Occupancy and equipment costs	19,716	18,110	9%	20,150	(2%)
Clearance and floor brokerage	6,946	5,060	37%	7,536	(8%)
Business development	22,074	19,695	12%	21,762	1%
Investment advisory fees	11,438	9,874	16%	11,066	3%
Other	13,418	25,661	(48%)	18,112	(26%)
Total Non-Interest Expenses	530,764	504,743	5%	513,109	3%

Income before minority interest and
provision for income taxes	94,955	91,264	4%	90,791	5%

Minority Interest	2,000	(4,046)	149%	(2,975)	167%

Income before provision for income taxes	92,955	95,310	(2%)	93,766	(1%)
Provision for income taxes	33,240	33,779	(2%)	34,371	(3%)

Net Income	$ 59,715	$ 61,531	(3%)	$ 59,395	1%
Net Income per share-basic	$ 0.52	$ 0.54	(4%)	$ 0.52	0%
Net Income per share-diluted	$ 0.50	$ 0.53	(6%)	$ 0.50	0%
Weighted average common shares
outstanding-basic	115,702	113,194		114,339
Weighted average common and common
equivalent shares outstanding-diluted	118,687	116,412		117,893

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RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
Year-to-Date
(in thousands, except per share amounts)
	Six Months Ended
	March 31,	March 31,	%
	2007	2006	Change
Revenues:
Securities commissions and fees	$ 819,157	$ 761,485	8%
Investment banking	79,864	68,570	16%
Investment advisory fees	100,733	86,232	17%
Interest	323,036	194,672	66%
Net trading profits	9,384	14,046	(33%)
Financial service fees	61,398	54,408	13%
Other	54,328	59,007	(8%)

Total Revenues	1,447,900	1,238,420	17%
Interest Expense	218,281	112,827	93%
Net Revenues	1,229,619	1,125,593	9%

Non-Interest Expenses:
Compensation, commissions and benefits	837,403	766,264	9%
Communications and information processing	54,252	51,294	6%
Occupancy and equipment costs	39,866	35,512	12%
Clearance and floor brokerage	14,482	10,826	34%
Business development	43,836	36,826	19%
Investment advisory fees	22,504	19,408	16%
Other	31,530	43,379	(27%)
Total Non-Interest Expenses	1,043,873	963,509	8%

Income before minority interest and
provision for income taxes	185,746	162,084	15%

Minority Interest	(975)	(4,561)	79%

Income before provision for income taxes	186,721	166,645	12%
Provision for income taxes	67,611	60,005	13%

Net Income	$ 119,110	$ 106,640	12%
Net Income per share-basic	$ 1.04	$ 0.95	9%
Net Income per share-diluted	$ 1.00	$ 0.93	8%
Weighted average common shares
outstanding-basic	115,015	112,053
Weighted average common and common
equivalent shares outstanding-diluted	118,258	115,046

For more information, contact Tracey Bustamante at 727-567-2824.
Please visit the Raymond James Press Center at raymondjames.com/media.